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This filing consists of a press release announcing that Genzyme Corporation will host an investor event on its manufacturing operations and the presentation provided to investors at the event on March 31, 2010.

For Immediate Release:

March 31, 2010

Media Contact:	Investor Contact:
Lori Gorski	Patrick Flanigan
617.768.9344	617.768.6563
lori.gorski@genzyme.com	patrick.flanigan@genzyme.com

Genzyme to Host Investor Event on Its Manufacturing Operations

Company will host Webcast today at 1:00 p.m. Eastern

CAMBRIDGE, Mass. — Genzyme Corporation (NASDAQ: GENZ) will hold an investor event today at 1:00 p.m. Eastern in Boston to review the changes it has made within its manufacturing and quality operations. The company will introduce the new leadership team responsible for these areas, Senior Vice President of Global Product Quality, Ron Branning, President of Global Manufacturing and Corporate Operations, Scott Canute, and the new site leader for the Allston Plant, Sandra Poole.

This event will be Webcast live beginning at 1:00 p.m. Eastern today. To listen, visit the investor events section of www.genzyme.com. A replay of the Webcast will be available.

Important Information

Genzyme, its directors, and the other individuals identified in its preliminary proxy statement filed with the SEC on March 31, 2010, may be deemed to be participants in the solicitation of proxies from Genzyme’s shareholders in connection with the company’s 2010 annual meeting of shareholders. Information about the directors and other individuals and their interests can be found in the preliminary proxy statement, a copy of which is available at the SEC’s web site at www.sec.gov.

Genzyme shareholders are advised to read carefully the company’s definitive proxy statement relating to the company’s 2010 annual meeting of shareholders and any other relevant documents filed by the company with the SEC, when they become available, before making any voting or investment decision, because they will contain important information.  The definitive proxy statement and other reports, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. A copy of the company’s definitive proxy statement will also be available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, (212) 750-5833.

About Genzyme

One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases. Since 1981, the company has grown from a small start-up to a diversified enterprise with more than 12,000 employees in locations spanning the globe and 2009 revenues of $4.5 billion.

With many established products and services helping patients in approximately 100 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences. The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune disease, and diagnostic testing. Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.

Genzyme’s press releases and other company information are available at www.genzyme.com and by calling Genzyme’s investor information line at 1-800-905-4369 within the United States or 1-678-999-4572 outside the United States.

Manufacturing & Operations Event March 31st 2010

Forward-Looking Statement This presentation contains forward-looking statements regarding Genzyme’s business plans and strategies, including without limitation:     our plans for improving manufacturing processes, including implementing additional risk mitigation measures and the timing thereof;   our plans for increasing LSD bulk and fill/finish manufacturing capacity and the timing thereof; and   potential FDA enforcement action, including our expectations regarding potential consent decree requirements and integration with existing actions at our Allston facility.    These statements are subject to risks and uncertainties that could cause actual results to differ materially from those forecasted. These risks and uncertainties include, among others:     that Genzyme may be unable to reach agreement with the FDA on the terms of a consent decree, that the terms of such a consent decree may differ from Genzyme’s current expectations, or that Genzyme may encounter problems complying with such a consent decree;  that Genzyme is unable to secure regulatory approvals in the anticipated timeframes, including approval for new bulk and fill/finish manufacturing capacity and proposed changes to our manufacturing processes;  that Genzyme is unable to transition fill/finish activities to a contract manufacturer in the anticipated timeframes;  that production does not continue at Allston as planned for any reason, including bacterial or viral contamination, mechanical failures, cell growth at lower than expected levels, or other regulatory action; and   the risks and uncertainties described in Genzyme's SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption "Risk Factors" in Management’s Discussion and Analysis of Genzyme Corporation and Subsidiaries’ Financial Condition and Results of Operations in Part II, Item 7 of Genzyme's Annual Report on Form 10-K for the year ended December 31, 2009.  Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this presentation.  These statements speak only as of today and Genzyme undertakes no obligation to update or revise the statements.

Henri Termeer Chairman, CEO

David Meeker EVP & Chief Operating Officer

Introduction to Genzyme Manufacturing Framingham, MA Bulk Biologics 2007-2011 Geel, Belgium Bulk Biologics 2001-2004-2009 Waterford, Ireland Fill & Finish 2004 Allston Landing Boston, MA Bulk Biologics, Fill & Finish 2010

Waterford: Fill Finish Isolated Filling Line

Haverhill Capacity: 710 metric tons

Lyon Thymoglobulin 2011

Themes FDA Enforcement Action: Consent Degree Known possibility Current operations: running with 3rd party oversight Mission unchanged We get it This is a process Corporate wide initiative; Not an Allston patch Making progress Context Daily operation of a plant running at full capacity Troubleshooting Remediation New leadership

Completing Comprehensive Action Plan On-Track 2011 2010 Irradiation On-track 2011 Waterford Fill/Finish second line approval YE:11 H2:11 Additional Framingham capacity H1:10 Head of global regulatory Global head of corporate quality Head of corporate operations March ’10 Target December ’09 Target Milestones

Vision: Genzyme Manufacturing & Corporate Operations A core strategic asset known for its operational excellence across a broad range of technology platforms and an unfailing ability to deliver a quality product to patients in need.

Agenda Manufacturing & Corporate Operations Scott Canute Blair Okita Sandra Poole Ron Branning Viral Risk Reduction Allston Quality

Ron Branning SVP Global Product Quality

14 Relevant Regulatory Experiences 40 years in industry: senior quality management Experience with products / dosage forms Devices, drugs, biologics, biotechnology Resolution of Regulatory Enforcement Actions FDA 483, Warning Letter, Consent Decree Aventis Behring Consent Decree to “in substantial compliance” Genentech Warning Letter to 5 new product approvals in 17 months Gilead Proactive ICH Q-10 Pharmaceutical Quality Systems – basis for growth

15 Why Did I Join Genzyme? Genzyme’s focus on patients Management and staff Commitment to product quality Building a culture of compliance and continuous improvement Personal values Strong worldwide industry Coaching and mentoring Personal growth and development Challenge Contribution

2009: A Timeline of Events 9/1/08 6/30/10 10/1/08 1/1/09 4/1/09 7/1/09 10/1/09 1/1/10 4/1/10 4/15/09 - 6/30/09 Quality System Assessments conducted Regulatory Agency Inspections EMEA , ANVISA PMDA , FDA 2/27/09 FDA Warning Letter Quality System Improvement Teams Launched 12/7/09 483 Response submitted 10/31/09 Comprehensive Corrective Action Plan submitted to FDA & EMEA 6/13/09 - 8/31/09 Plant Decontamination & Re - Start 3/23/10 FDA notification of enforcement action Today 10/19/09 Interim Control Protocols implemented 11/17/08 Engaged Quantic Developed Program

17 FDA Enforcement Action: Consent Decree Consent Decree terms to be negotiated with FDA Allston focus: global implementation Financial considerations to be determined Medically necessary products to be produced and released Cerezyme Fabrazyme Myozyme (160L) Thyrogen production and release to be negotiated

18 Consent Decree Requirements Seamless Integration with Existing Allston Action Genzyme’s Current Activity Potential Consent Decree Requirements Quantic Audits Regulatory (FDA) Inspections Genzyme Internal Audits Baseline Assessment Quality Councils Management Controls Regulatory (FDA 483) Response / Action Comprehensive Corrective Action Plan Quantic / Genzyme Interim Controls ICH Q-10 Pharmaceutical Quality System Compliance Plan / Execution Quantic 3rd Party Expert Consultant Identify 3rd Party Expert Consultant Genzyme Allston Production Quantic Review Agreement Quantic Certification of GMP Production

19 Multiple Layers of Control ICH Q-10 Pharmaceutical Quality System Quality Councils (Governance) Site and Quality Alignment Compliance Audits “Trust and Verify” Tier 1 Corporate Operations- Corporate Quality SME Audits Internal/External Tier 2 Business Unit / Region (Technology Platform) Regional Quality Genzyme Internal Audit Tier 3 Site Production Site Quality Site Internal Audit

20 Pharmaceutical Quality System – ICH Q10 Quality System – Product Quality Control Lot Release QA Validation QC Equipment Facilities Utilities Process

21 Genzyme’s Path to Success Patient focus ICH Q-10 Pharmaceutical Quality System Risk Management – Three Tier Quality Councils Compliance audits – “trust and verify” Management control / governance Culture of compliance and continuous improvement Foster FDA and global regulatory authorities confidence

Sandra Poole SVP Biologics & Allston Site Leader

23 Agenda Brief background Allston in 2009 Top priorities and focus Where are we today? Looking ahead Building sustainable manufacturing excellence

24 Significant Operational Experience in Industry 21+ years in the biopharmaceutical industry Biochemical Engineer Product Development, Process Development/Engineering, Tech Transfer, and cGMP Manufacturing Worked in Canada, USA, and Belgium Former employers Biomira and Sanofi Pasteur (formerly Connaught Laboratories ) Joined Genzyme 11+ years ago 2004 to 2009: Oversaw construction, start-up, tech transfer, and approval of new bio-manufacturing facility in Belgium June 2009: Returned to Boston to oversee remediation of Allston

 Fed-Batch Phase I/II Ground Breaking Perfusion/Phase III Myozyme Decision to Invest Concept and Prelim Eng Detailed Engineering Construction Mechanical Completion Commissioning and Qualification Engineering Runs Process Validation Runs EMEA Approval Regulatory Agency Inspections (FDA, PMDA, ANVISA, HC) Successfully Oversaw Establishment of Bio-Manufacturing Operations in Geel, Belgium 2002 2003 2004 2005 2006 2007 2008 2009 2010

BELGIUM Consistent Operational Performance Since Approval Production Standard 4000L Myozyme Production Runs

Allston: Top Priorities & Focus Since June 2009 Restore operations Sanitize plant and rapidly transition to full production output Institute strengthened risk management Implement quality and compliance improvements Build towards sustainable manufacturing excellence Enhance process understanding and performance Upgrade facilities, equipment and systems Develop our people and leaders Build culture of continuous improvement Focused on restoring operations as we remediate our Quality Systems and build towards sustainable manufacturing excellence.

Made Significant Senior Leadership Changes Key senior leadership changes: Site Head Head, Bulk Manufacturing Head, Fill & Finish Head, Biologics Risk Management Head, Finance Newly created positions: Head, Operations & Systems Management Head, Plant Engineering & IT/Automation (recruitment at final stages)

Significant Organizational Changes to Strengthen Quality and Accelerate Improvements New leaders in validation, deviations/investigations and training Expanded site auditing and training function Intensified quality on-the-floor Engaged ~ 60 external consulting experts to supplement internal capabilities Quantic (20), Validation Contractors (20), Project Managers (8), Plant Engineers, Risk Management experts

Strengthened Management Controls & Governance Site Quality Council Bi-weekly chaired by Site and Quality Heads Monthly quality risk assessment & reporting Daily morning management meetings Weekly senior leadership team meetings Quarterly site reviews with senior stakeholders Site Project Council

Allston: Top Priorities and Focus since June 2009 Restore operations Sanitize plant and rapidly transition to full production output Institute strengthened risk management Implement quality and compliance improvements Build towards sustainable manufacturing excellence Enhance process understanding and performance Upgrade facilities, equipment and systems Develop our people and leaders Build culture of continuous improvement

RESTORED OPERATIONS: Cerezyme Runs Performing Consistently Rapid transition to full output All four bioreactors in second cycle of production since restart Runs are performing consistently Generated formulated bulk to meet Q1 release plan Work-in-Progress inventory gradually building

RESTORED OPERATIONS: Returning Fabrazyme to Original Output Both bioreactors in 3rd cycle since restart Productivity for initial runs at low end of historical experience Focus on increasing output New Working Cell Bank (WCB) Regulatory paths defined for US and EU Tightened in-process controls General operational improvements in plant

Allston Risk Management function established Multi-disciplinary team Identify, measure and manage key site risks and trends Monitor and report on progress Two-part approach underway Detection / Prevention: risk mapping, mitigation and control Correction / Response: business continuity management Monthly Risk Reporting Reporting up to Corporate Quality Council and Senior Management Instituted Strengthened Risk Management

Understanding and Managing Key Risks We understand the key areas of risks to supply: Quality Systems Raw Materials (e.g Viral Contamination) Manufacturing process Plant and equipment People We have implemented plans to manage each of these risks, for example Controls: 3rd party (Quantic) interim controls Contingency: Multiple working cell banks Continuity: Equipment redundancy program Some risks have now been mitigated and others, we are in the process of mitigating.

Allston: Top Priorities and Focus since June 2009 Restore operations Sanitize plant and rapidly transition to full production output Institute strengthened risk management Implement quality and compliance improvements Build towards sustainable manufacturing excellence Enhance process understanding and performance Upgrade facilities, equipment and systems Develop our people and leaders Build culture of continuous improvement

Quality and Compliance Improvement Timeline 9/1/08 6/30/10 10/1/08 1/1/09 4/1/09 7/1/09 10/1/09 1/1/10 4/1/10 4/15/09 - 6/30/09 Quality System Assessments conducted Regulatory Agency Inspections EMEA , ANVISA PMDA , FDA 2/27/09 FDA Warning Letter Quality System Improvement Teams Launched 12/7/09 483 Response submitted 10/31/09 Comprehensive Corrective Action Plan submitted to FDA & EMEA Plant Decontamination & Re - Start 3/23/10 FDA notification of enforcement action Today 10/19/09 Interim Control Protocols implemented 11/17/08 Engaged Quantic Developed Program

Implemented Comprehensive Approach to Improve Quality and Compliance Engaged 3rd party consultant (Quantic) Following FDA Inspection of Allston and Framingham in Q4 2008 Conducted Gap Assessment Baseline Quality System assessments Feedback from regulatory agencies incorporated in assessment Developed Comprehensive Corrective Action Plan (CCAP) Submitted to FDA and EMEA October 31st, 2009

Implemented Comprehensive Approach to Improve Quality and Compliance...(cont.) Implemented 3rd party interim controls Quantic oversight, review and mentoring: in-place since October 2009 Launched Quality System Improvement teams: January 2010 In parallel, we are fulfilling our regulatory commitments Progress made to date has positioned us for a seamless integration with potential consent decree requirements.

Allston: Top Priorities and Focus since June 2009 Restore operations Sanitize plant and rapidly transition to full production output Institute strengthened risk management Implement quality and compliance improvements Build towards sustainable manufacturing excellence Enhance process understanding and performance Upgrade facilities, equipment and systems Develop our people and leaders Build culture of continuous improvement

Product and process characterization Characterized small scale process models Advanced process characterization tools Product assessments Tightened in-process controls Both Cerezyme and Fabrazyme Implemented enhanced bioburden monitoring program Enhancing Process Understanding & Performance

42 Committed to Exit Allston Fill/Finish Facility Facility temporarily shut-down November, 2009 Equipment and facility upgrades Additional in-process controls Cerezyme 400 U filling transferred to Waterford, Ireland Initiated transfer of remaining filling activities (Cerezyme, Fabrazyme and Thyrogen) to Hospira, Kansas On-track to exit Allston pending regulatory approvals US market in Q3 2010

Upgrading Facilities, Systems and Equipment Progressed facility expansion (150,000 ft2) Expansion of support areas (warehouse, maintenance, technical support and QC labs) and office space Co-generation plant to provide redundant power and steam Expanded IT infrastructure Installed back-up/redundant utilities Upgrading distributed control system Upgrading manufacturing and support equipment and systems

LOOKING AHEAD: Building Sustainable Manufacturing Excellence Our “road map” is built on five core pillars: Delivering on our commitments Building trust Compliance, governance and transparency Rigorously managing our risks Developing our people and building strong leaders Establishing a culture of quality and continuous improvement Our Mission is unchanged. We are focused on one goal: To ensure that we are able to deliver a reliable supply of high-quality products to our patients.

Manufacturing Sciences and Technical Operations W. Blair Okita, PhD

Commitment to Advancing Technology Process risk identification and mitigation Manufacturing process robustness and reliability Structural and system changes which drive business process improvement

Identification and Mitigation of Viral Contamination What is vesivirus? How was it detected? Where did it come from? How will future events be avoided?

What is it? Oehmig et al, J. Gen. Virology (2003), 84, 2837-2845 Vesivirus 2117 Single stranded, non-enveloped RNA virus

How Was it Detected?

Scope of the Investigation Mechanical factors: shear stress, gas sparging issues Nutrient limitation due to the lack or depletion of essential media components Operational issues Toxic substances of non-biological origin: heavy metals, disinfectants, extremes of pH, leachables Biological factors: adventitious bacterial, mycoplasma, viral contamination, including bacterial exotoxins All these factors were investigated in parallel for each event

Evidence of Viral Infection Parallel sequencing of proteins from highly concentrated harvest samples provided a clue Development of new RT-PCR assay provided clarity Evidence came towards the end of the investigation Transparency with rest of industry and regulators Sequences filed in GenBank, not patented

Where Did It Come From? Viral contamination events are rare Most likely source is a raw material Current hypothesis is serum as source Multi-pronged approach to reducing risk is key

How Will Future Risk be Mitigated? Increased detection Improved prevention Ensure containment Demonstrated removal

Enhanced Viral Clearance Validation Overlapping and Redundant Controls Suppliers Raw Materials Media Preparation Cell Culture Purification Formulation Drug Substrate Product Prevent Forward Flow of Contaminants Segregation UVC/HTST Treatment Irradiation PCR Testing Serum Free In-vitro Test PCR Testing Gas Filtration Nanofiltration = Detection = Removal = Containment = Prevention

In-Place Risk Mitigation Tools Detection RT-PCR Testing is deployed Second generation Vesivirus RT-PCR testing Third generation RT-PCR qualified Routine in vitro viral test extended to 28 days Prevention Gamma irradiation of serum Small scale demonstration studies for Cerezyme, Myozyme and Fabrazyme completed. Thyrogen studies to be completed Q2:10 Demonstration strategy defined; will begin implementation in Q2:10 Viral retentive gas filters are in place

In-Place Risk Mitigation Tools Removal Cerezyme process viral clearance revalidated (including vesivirus) Nanofiltration process development for Cerezyme complete Containment Implementation of RT-PCR as in-process control assay Enhanced gowning requirements Increased segregation of process and people flows

Summary Implemented a series of orthogonal strategies to minimize the risk of viral contamination Continue to invest in additional methodologies to enhance the robustness and reliability of our processes

Scott Canute President Global Manufacturing & Corporate Operations

Overview Brief background and introduction Biopharmaceutical manufacturing complexity Developing a path toward world class manufacturing Capacity and sourcing Vertical integration My observations of our “current situation”

Experience Leading Global Manufacturing Operations 25+ years in the industry Chemical Engineer / MBA Plant Engineer, Process Engineer, Tech Services Worked directly in US and Europe Most recently President of Manufacturing at Eli Lilly 24 global sites and 80 CMOs 14,400 employees Have “experienced” most aspects of pharmaceutical manufacturing Expansions and contractions Significant Quality/Regulatory issues and remediation

Successfully Managed Through a Similar Situation Older biologics and parenteral manufacturing facilities Supplying medically necessary products Operating at full capacity Significant FDA inspection issues / Warning Letters Quality systems Issues Inadequate validations Facilities and equipment out of date Aseptic processing concerns Implemented a “Voluntary” Consent Decree including expert third party oversight.

“Due Diligence” Mission / Vision of Genzyme Could I help Genzyme achieve that vision? Clearly opportunities on the Manufacturing & Quality side Would I / Could I be successful? Management commitment Henri Termeer & David Meeker Quality systems remediation underway Ron Branning Site leadership Sandra Poole Consultants This was an organization that was rising to the challenge versus one that was falling apart.

Biopharmaceutical Manufacturing Is Inherently Complex + Filter Product Inspect Product Cells and Raw Materials Cell Bank Recover Product Formulation Package Product Label Product Small-Scale Cell Culture Large-Scale Cell Culture Pool Bulks Add Lids Sterilize and Fill Vials Lyophilize

Allston Examples Perfusion, microcarrier based processes – 40-110 days in duration 2,000+ site procedures 22,000 line items to make one vial of Cerezyme 8,500 discrete I/O points 6 weeks of training for an operator to enter the sterile block A significant change can impact 30 regulatory filings There are “big” things that can be done but running a successful manufacturing organization is mostly about doing a lot of “little things” right. Biopharmaceutical Manufacturing Is Inherently Complex

World Class Manufacturing

World Class Manufacturing

Capacity & Sourcing Manage capacity on a global basis Optimize the cost of having too much capacity vs. cost of not having enough Increase ability to respond quickly to unanticipated changes in demand Adding 1.6x bioreactor capacity and 4x fill/finish capacity Geel Framingham Waterford We will provide capacity to cover a significant amount of possible demand scenarios.

Increasing Manufacturing Capacity 4x from '04 to '12



Perfusion Bioreactors
4x
Increase
8,000L
Fabrazyme
1 x 2KL
Cerezyme
3 x 2KL
20,000L
Myozyme
2 x 4KL
Fabrazyme
2 x 2KL
Cerezyme
4 x 2KL
32,000L
Myozyme
3 x 4KL
Fabrazyme
3 x 2KL
Fabrazyme
1 x 2KL
Cerezyme
1 x 2KL
Cerezyme
5 x 2KL
2004
2009
2011/12
Facility location: Allston Geel Framingham

genzyme

68

Vertical Integration Possible where technology and demand are well understood Focus on a few high quality CMOs Build long term relationships Hospira Currently fill Myozyme and several other products Plan to fill Cerezyme, Fabrazyme, and Thyrogen It is essential that we manage CMOs as aggressively as our own internal capacity.

Core Elements in Place to Achieve Success Most of our manufacturing network is high quality and state of the art Significant upgrades to biologics capacity and infrastructure Exit Allston fill/finish Quality System remediation is well on its way Provides for a “seamless” transition towards operating under a likely consent decree Significantly upgrading our leadership, organization and people capabilities Our technical capabilities are strong Viral risk mitigation Fabrazyme working cell bank The most important thing going forward is to ensure a stable environment to execute our plans.

Summary While much progress has been made there is clearly much more for us to do Much of the work that remains is in the many “little” things that must be done right each and every day But we know what needs to be done and how to do it And most importantly, we (Ron and I) have done it before

Important Information Genzyme, its directors, and the other individuals identified in its preliminary proxy statement filed with the SEC on March 31, 2010, may be deemed to be participants in the solicitation of proxies from Genzyme's shareholders in connection with the company's 2010 annual meeting of shareholders. Information about the directors and other individuals and their interests can be found in the preliminary proxy statement, a copy of which is available at the SEC's web site at www.sec.gov. Genzyme shareholders are advised to read carefully the company's definitive proxy statement relating to the company's 2010 annual meeting of shareholders and any other relevant documents filed by the company with the SEC, when they become available, before making any voting or investment decision, because they will contain important information. The definitive proxy statement and other reports, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Genzyme at www.genzyme.com. A copy of the company's definitive proxy statement will also be available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, (212) 750-5833.